Exhibit 10.18
BLOCKED ACCOUNT AGREEMENT
     THIS BLOCKED ACCOUNT AGREEMENT (this “Agreement”) is made and entered into as of May 25, 2005 by and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), WORLD AIR HOLDINGS, INC., a Delaware corporation (“Company”), and CITIBANK, N.A., as Collateral Agent (“Agent”), for the benefit of itself and the Lenders, the Board and the Supplemental Guarantor (as such terms are defined in the Loan Agreement referenced below).
     A. Pursuant to that certain Loan Agreement dated as of December 30, 2003 among the World Airways, Inc. (the “Borrower”), the Agent, the Board, the Lenders and the other parties signatory thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lenders have agreed to make loans and extend other financial accommodations to the Borrower.
     B. The Company, which is an affiliate of the Borrower, has established certain accounts with Bank as shown on Schedule 1 attached hereto and incorporated herein by this reference (the “Blocked Accounts”), which the Agent, the Board, the Lenders require this Agreement be executed in connection therewith.
     C. The parties hereto desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Blocked Accounts and all funds on deposit therein from time to time.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. EFFECTIVENESS. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any blocked account or similar agreement in effect with respect to the Blocked Accounts.
     2. SECURITY INTEREST; AGENCY. As collateral security for Company’s obligations to the Agent, the Lenders, the Board and the Supplemental Guarantor under the Loan Agreement and the other Loan Documents described therein, Company hereby grants to Agent, for the benefit of itself, the Lenders, the Board and the Supplemental Guarantor, a present and continuing security interest in (a) the Blocked Accounts, (b) all contract rights and privileges in respect of the Blocked Accounts, and (c) all cash, checks, money orders and other items of value of Company now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Bank or any agent, bailee or custodian thereof (collectively, “Receipts”), and all proceeds of the foregoing, and Bank acknowledges that this Agreement constitutes notice, in accordance with the Uniform Commercial Code, of Agent’s security interest in such collateral. Agent hereby appoints Bank as Agent’s bailee and pledgee-in-possession for the Blocked Accounts and all Receipts, and Bank hereby accepts such appointment and agrees to be bound by the terms of this Agreement. Company hereby agrees to such appointment and further agrees that Bank, on behalf of Agent, shall exercise, upon the written instructions of Agent, any and all rights which Agent may have under the Loan Agreement, the other Loan Documents described therein or under applicable law with respect to the Blocked Accounts, all Receipts and all other collateral described in this section.
     3. THE BLOCKED ACCOUNTS. Bank represents and warrants to Agent that: (i) it maintains the Blocked Accounts for Company, (ii) Exhibit A is a statement or statements produced by Bank in the ordinary course of its business regarding the balance in each of the Blocked Accounts at the statement’s date, and it does not know of any inaccuracy in the statement(s); and (iii) Bank does not know of any claim to or interest in the Blocked Accounts, except for claims and interests of the parties referred to in this agreement.
     4. CONTROL OF BLOCKED ACCOUNTS. The parties agree that this Agreement is, among other things, a “control” agreement under the Uniform Commercial Code in the State of Georgia. In accordance therewith, the parties agree as follows: (i) the Blocked Accounts shall be under the sole dominion and control of Agent; (ii) each Blocked Account shall be maintained by Bank in the name of the Company; and (iii) to the extent the instructions are in conformity with the terms and conditions of this Agreement, as determined by Bank in its sole discretion, Bank shall comply with instructions originated by Agent with respect to this Agreement and the Blocked Account, without any further consent of Company. All instructions from Agent to the Bank shall be reasonable and shall be reasonably acceptable to the Bank, and the Bank shall have a reasonable time to comply with such instructions. The Bank may rely upon any instructions from any person that the Bank reasonably believes to be an authorized representative of Agent, provided, however, the Bank shall not be obligated to comply with any instructions received from an “assignee” of Agent unless and until the Bank shall have received written notice from Agent of such assignment.
     5. DEBTOR’S RIGHTS IN BLOCKED ACCOUNTS. Until receipt of instructions originated by Agent directing disposition of the funds in the Blocked Accounts, Company may withdraw funds and otherwise deal with the Blocked Accounts in the ordinary course if its business, and Bank may honor Company’s instructions with respect to the Blocked Accounts, without further consent of Agent. Upon delivery to Bank of instructions originated by Agent that Agent is exercising its rights to direct disposition of the funds in the Blocked Accounts (a “Notice of Exclusive Control”), Company agrees that it will no longer be permitted to withdraw funds from or exercise any authority of any kind with respect to funds in the Blocked Accounts, that Bank is authorized to, and Bank agrees to, cease complying with directions of Company with respect to the Blocked Accounts, that Agent shall have the exclusive authority to withdraw, or direct the withdrawal of, funds from the Blocked Accounts, and Company shall have no rights to exercise any authority of any kind with respect to the Blocked Accounts and the funds deposited therein. So long as this Agreement remains in effect, the Blocked Accounts will be titled as directed by Agent. By their signatures to this Agreement, Company hereby authorizes and directs Bank, and Bank agrees, to comply with the instructions of Agent directing disposition of the funds without further consent of Company and, upon Agent’s delivery of a Notice of Exclusive Control and Agent’s wire instructions to Bank, to forward available funds to such account as may be designated by Agent to Bank in writing from time to time; provided, however, that any Receipt deposited to any Blocked Account shall not be released by Bank until such Receipt has been fully and completely honored as verified by Bank.
     6. FEES. Upon demand by Bank, Company agrees to pay all usual and customary service charges, transfer fees and account maintenance fees (“Fees”) of Bank in connection with the Blocked Accounts. In the event Company fails to timely make a payment to Bank of any Fees for which demand for payment has been made, Bank may thereafter exercise its right of set-off against any Blocked Account and any other account of Company maintained with Bank in order to recover payment of the unpaid Fees – which set-off shall be superior to any security interests or liens of Agent.
     7. UNCOLLECTED FUNDS. Bank shall send to Agent and Company copies of all returned and dishonored Receipts within a commercially reasonable time following Bank’s receipt thereof. If any Receipt deposited in any Blocked Account is returned unpaid or otherwise dishonored, Bank shall have the right to both charge such returned or dishonored Receipt against any Blocked Account and any other account of Company maintained with Bank and to demand reimbursement therefor directly from Company. In the event Company fails to timely make a payment to Bank of any of returned or dishonored Receipts for which demand for payment has been made, Bank may thereafter exercise its right of set-off against any Blocked Account and any other account of Company maintained with Bank in order to recover payment of the returned and dishonored Receipts – which set-off shall be superior to any security interests or liens of Agent.
     8. SET-OFF. Except to the extent expressly set forth in the sections “Fees” and “Uncollected Funds” above, Bank agrees that prior to the effective date of a termination of this Agreement, Bank will not exercise or claim any right of set-off or recoupment against any Blocked Account and the Receipts. And, as to Agent, Bank hereby waives until the effective date of termination of this Agreement, any right of set-off and any right of recoupment which it may have against the Receipts.
     9. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. Upon Agent’s written request, Bank will send copies of all statements and confirmations for the Blocked Accounts simultaneously to Company and Agent. Bank will use reasonable efforts to notify promptly Agent and Company if any other person claims that it has a property interest in the Blocked Accounts or funds therein.
     10. BANK’S RESPONSIBILITY. Except for permitting a withdrawal, delivery or payment in violation of the section entitled “Debtor’s Rights in Blocked Accounts,” Bank will not be liable to Agent for complying with instructions or directions from Company that are received by Bank before Bank receives and has a reasonable opportunity to act on a Notice of Exclusive Control. Bank will not be liable to Company for complying with a Notice of Exclusive Control or with instructions or directions originated by Agent, even if Company notifies Bank that Agent is not legally entitled to issue the instructions or directions or Notice of Exclusive Control, unless Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or Bank acts in collusion with Agent in violating Company’s rights.

     This agreement does not create any obligation of Bank except for those expressly set forth in this agreement. In particular, Bank need not investigate whether Agent is entitled under Agent’s agreements with Company to give instructions or directions or a Notice of Exclusive Control. Bank may rely on notices and communications which it believes have been given by the appropriate party.
     11. EXCULPATION OF BANK; INDEMNITY; INTERPLEADER. The Bank undertakes to perform only such duties as are expressly set forth in this Agreement and to deal with the Blocked Account with the degree of skill and care that the Bank accords to all accounts and funds maintained and held by it on behalf of its customers. Company and Agent agree that Bank shall have no liability to either of them, and shall have no liability to any of their respective shareholders, directors, executives, officers, members, managers, partners, employees or agents, for any claims, losses, damages and costs and expenses that either, both or any combination of Company, Agent and their respective shareholders, directors, executives, officers, members, managers, partners, employees or agents may suffer or incur, either directly or indirectly, by reason of this Agreement or Bank’s performance or non-performance under this Agreement, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for (i) any claims, losses, damages or costs and expenses resulting from computer malfunctions, computer viruses or system intrusions, interruption of communication facilities, labor difficulties, governmental actions affecting Bank and other similarly situated financial institutions, acts of war, terrorism or civil disobedience, acts typically falling within the concept of “Acts of God” or other causes beyond Bank’s reasonable control and (ii) indirect, special, consequential or punitive damages.
     Company agrees to indemnify and hold harmless Bank and its shareholders, directors, executives, officers, employees and agents from and against any and all claims, losses, damages and costs and expenses suffered or incurred by any one or more of Bank and its shareholders, directors, executives, officers, employees or agents as a result of the assertion of any claim by any person arising out of, or otherwise related to this Agreement or any transaction conducted or service provided by Bank pursuant to this Agreement, other than those ultimately determined to be founded on gross negligence or willful misconduct of Bank.
     If a bankruptcy or insolvency proceeding shall be instituted by or against Company, or if any third person should assert an adverse claim against any of the Blocked Accounts, whether such a claim arises by tax lien, execution, attachment, garnishment, levy, the claim of a trustee in bankruptcy or a debtor-in-possession, the claim of a competing lien creditor or otherwise, and Bank determines that its interests may be prejudiced or harmed in any respect if it takes any one or more of the actions contemplated by this Agreement with respect to the Blocked Accounts then Bank, in addition to any other remedies it may possess under this Agreement, at law and in equity, may refrain from taking any of such actions and may interplead into the registry of an appropriate state or federal court situated in the State whose laws govern this Agreement as set forth below, all amounts then on deposit in the Blocked Accounts, all Receipts then in its possession and all Receipts received thereafter by Bank. The cost and expense of such interpleader shall be borne by Company. In the event of an interpleader in accordance with the foregoing sentences of this subparagraph, Agent’s security interest in the Blocked Account shall continue unaffected by the interpleader and Bank’s performance obligations under this Agreement shall abate except for forwarding of Receipts received by it to the court in which such interpleader was brought. Upon such interpleader, the Bank will be fully acquitted and discharged from all liability hereunder to Agent and Company for any obligation performable by the Bank for the first time after the filing of such interpleader and the Bank, at any time after the filing of the interpleader, may terminate all of its performance obligations under this Agreement by giving notice of such termination to Agent and Company fifteen (15) calendar days prior to the effective date of termination of its obligations, as specified in the notice. Upon receipt of notice from Bank that it is terminating its performance obligations under this Agreement, Agent may, in addition to its other rights and remedies and without terminating this Agreement, appoint another person to succeed to Bank’s position under this Agreement.
     12. TERMINATION; SURVIVAL. The rights and powers granted herein to Agent have been granted in order to perfect its security interest in the Blocked Account, are powers coupled with an interest and will not be affected by the bankruptcy of Company or by the lapse of time. Agent may terminate this agreement by notice to Bank and Company. Bank may terminate this agreement on 30 days’ notice to Agent and Company. In the event of the notice of termination of this Agreement by Bank, it shall promptly deliver to Agent (or its nominee) all funds on deposit in the Blocked Account on the effective date of termination. Any liability or obligation of Bank which arises prior to or upon the termination of this Agreement shall survive the termination of this Agreement. If Agent notifies Bank that Agent’s security interest in the Blocked Accounts has terminated, this Agreement will immediately terminate. The section entitled “Exculpation of Bank; Indemnity; Interpleader” will survive termination of this Agreement.
     13. MISCELLANEOUS PROVISIONS.
     (a) Governing Law. This Agreement and the Blocked Accounts will be governed by the laws of the State of Georgia. Bank and Company may not change the law governing the Blocked Accounts without Agent’s express written agreement.
     (b) Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
     (c) Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by each party hereto.
     (d) Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.
     (e) Successors and Assigns. A successor to or assignee of Agent’s rights and obligations under the security agreement between Agent and Company will succeed to Agent’s rights and obligations under this Agreement.
     (f) Conflicting Agreements. In the event of a conflict between this Agreement and any other agreement between Bank and Company, the terms of this Agreement shall prevail.

     (g) Notices. All notices, requests or other communications given to Company, Bank or Agent shall be given in writing (including by facsimile) at the address specified below:

Agent:	Citibank, N.A., Agency and Trust Department
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Fernando Moreyra, AVP
Telephone: (212) 816-5740
Facsimile: (212) 816-5530

Bank:	Wachovia Bank, National Association
3414 Peachtree Road, GA9768
Suite 500
Atlanta, GA 30326
Attention: Michael J. Romano
Telephone: (404) 240- 2584
Facsimile: (404) 225-4066

And

Wachovia Bank, National Association
Mail Code VA7391
10 South Jefferson Street
Roanoke, VA 24011

Company:	World Air Holdings, Inc.
HLH Building
101 World Drive
Peachtree City, GA 30269
Attention: General Counsel
Telephone: (770) 632-8000
Facsimile: (770) 632-8048

[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Blocked Account Agreement as of the day and year first above set forth.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Michael J. Romano Name: Michael J. Romano
Title: Vice President

WORLD AIR HOLDINGS, INC.

By:	/s/ Gilberto M. Duarte, Jr. Name: Gilberto M. Duarte, Jr.
Title: Chief Financial Officer

CITIBANK, N.A., as Agent

By:	/s/ Fernando Moreyra Name: Fernando Moreyra
Title: Assistant Vice President

Signature Page to Blocked Account Agreement

Schedule 1

Account No.	Description

2000022243348	Master Account

EXHIBIT A